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                                                                    EXHIBIT 99.1


Press Release
CAIS Internet, Inc. Announces New CEO

WASHINGTON--(BUSINESS WIRE)--March 19, 2001--CAIS Internet, Inc. (NASDAQ:CAIS -
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news) today announced the hiring of Michael Lee as its new President and Chief
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Executive Officer. Mr. Lee will also join CAIS' Board of Directors.

"Over the past decade Michael Lee has established himself as an industry leader in the field of data communications. His broad experience in operations, marketing and technology in our industry makes him uniquely qualified to guide CAIS successfully through current market conditions," said William Caldwell, CAIS' outgoing CEO, who will remain with the Company as Vice Chairman of the Board of Directors.

As previously announced, CAIS is undertaking a strategic review of its business lines, including a detailed analysis of capital deployment and profitability by business segment, and is developing alternative operating and financial strategies based on this review. In his new capacity, Mr. Lee will oversee this effort, effective immediately.

Mr. Lee has more than 12 years of experience in the high technology and Internet industries. Most recently, he was Chief Business Development Officer at TelePacific Communications ("TPAC"), a Los Angeles-based next generation integrated communications provider ("ICP") of converged voice and data services to businesses in the Western United States.

In that capacity, Mr. Lee was responsible for all corporate and business development efforts, including strategic partnerships and mergers and acquisitions. Mr. Lee also developed TelePacific's technology plan and network strategy, including the integration of broadband voice and data services, which led to the company being voted most innovative ICP in year 2000 by NetWorld-InterOp.

Mr. Lee also founded DigitalVelocity(TM), a Los Angeles-based Internet Service Provider that provides superior connectivity to multiple backbone carriers, that was merged successfully with TelePacific in 1999. Prior to founding DigitalVelocity(TM), Mr. Lee was a principal at CERFnet, one of the original commercial ISPs, in 1994. After CERFnet was acquired by TCG and TCG was acquired by AT&T, Mr. Lee served as National Director of Internet Sales for AT&T CERFnet.

"Michael Lee, an extremely talented individual, comes to CAIS with significant experience in operating and implementing new strategies for Internet companies," said Ulysses G. Auger, II, Chairman of the Board of Directors. "We are very excited that he will be leading our team."

CAIS also announced today that John Saer, an Executive of Kohlberg Kravis Roberts & Company, will join the Board of Directors while Ulysses G. Auger, Sr. will resign from the

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Board. Prior to joining Kohlberg Kravis Roberts & Co. in 2001, Mr. Saer was the
Chief Financial Officer of KSL Recreation Corporation, a KKR sponsored company organized in 1992 as a management buildup.

About CAIS Internet

CAIS Internet, Inc. has been delivering business class solutions since 1993 and understands as businesses grow, so do communication needs. As the Internet Age continues to move at a rapid pace, CAIS identifies and serves market segments that need reliable broadband access and content services that have not been offered by other providers. By anticipating demands for Internet access, and quickly responding, CAIS has built a reputation as a pioneer of broadband solutions for its business customers.

CAIS offers business class broadband solutions for small to medium-sized businesses that combine state-of-the-art technology with customer support, online content and interactive services. CAIS also provides comprehensive building-centric broadband systems for hotels and apartments that include an integrated package of software, adaptable technology, scalable systems and content services.

CAIS was one of the original Tier 1 Internet Service Providers to connect to MAE East, and was one of the first companies in the country to offer DSL services, the latest in high-speed Internet access technology. CAIS maintains a close proximity to MAE East, and operate a Cisco-Powered, nationwide clear-channel OC12 network. CAIS currently peers with public and private partners, as well as at national exchange points MAE East, MAE East ATM, MAE West and AADS. As part of its commitment to technology, CAIS has developed a fully redundant network that provides an enhanced and fault-tolerant infrastructure.

This press release contains forward-looking statements under the federal securities law. These statements are based on current expectations, estimates and projections about the industry and markets, management's beliefs and assumptions. Forward-looking statements are not guarantees of future performance and involve certain risks and uncertainties, which may cause actual results, performance or achievements of the company to be materially different from the results or plans expressed or implied by such statements.

Contact:

  CAIS Internet
  Christina Macro, 703/247-6285
  c.macro@cais.com
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